Exhibit 10.16

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is dated as of February 28, 2017, by Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation (“Parent Guarantor” and together with the Borrower and each Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit A hereto, collectively the “Debtors”, and each individually a “Debtor”), in favor of Wells Fargo Bank, National Association, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement of even date herewith among the Borrower, the other Debtors party thereto as guarantors (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), the Lenders have agreed, subject to the satisfaction of certain conditions precedent, to make Loans to the Borrower;

WHEREAS, contemporaneously herewith the Guarantors are entering into that certain Guaranty Agreement of even date herewith (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Guaranty”) pursuant to which the Guarantors guarantee the obligations of the Borrower and the other Obligors under the Credit Agreement and the other Loan Documents;

WHEREAS, certain Lenders or Affiliates of Lenders have entered into or may hereafter enter into Secured Swap Agreements with one or more Debtors;

WHEREAS, each of the Debtors other than the Borrower is either (i) a direct or indirect owner of the capital stock or shares of the Borrower or (ii) a Subsidiary or Affiliate of the Borrower, will benefit directly and indirectly from the credit facilities made available pursuant to the Credit Agreement and is guaranteeing the Obligations pursuant to the Guaranty;

WHEREAS, to induce Administrative Agent and the Lenders to enter into the Credit Agreement and make available the credit facilities thereunder, and to induce each Secured Swap Party to enter into its respective Secured Swap Agreement, each Debtor has agreed to grant the security interests contemplated by this Agreement in order to secure the payment and performance of the Obligations; and

WHEREAS, it is a condition precedent to the availability of Loans under the Credit Agreement that each Debtor shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of the Secured Obligations (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the Loans, extensions of credit, commitments and other financial accommodations referred to herein, the parties hereto agree as follows:

SECTION 1. Definitions.

1.1 The following terms, as used herein, have the meanings set forth below:

“Agreement” means this Security Agreement, as the same may be amended, restated, modified or supplemented and in effect from time to time in accordance with the terms hereof.

“Collateral” has the meaning assigned to that term in Section 2.

“Control” means: (a) with respect to any Deposit Accounts, control within the meaning of Section 9.104 of the UCC; (b) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9.106 of the UCC; (c) with respect to any Uncertificated Securities, control within the meaning of Section 8.106(c) of the UCC; (d) with respect to any Certificated Security, control within the meaning of Section 8.106(a) or (b) of the UCC; (e) with respect to any Electronic Chattel Paper, control within the meaning of Section 9.105 of the UCC; and (f) with respect to Letter-of-Credit Rights, control within the meaning of Section 9.107 of the UCC.

“Copyright Security Agreement” means, if any, each Copyright Security Agreement executed and delivered by any Debtor to Administrative Agent, as the same may be amended and in effect from time to time.

“Copyrights” means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing.

“Debtor Claims” means all debts and obligations of the Borrower or any other Debtor to any Debtor, including but not limited to any obligation of the Borrower or any other Debtor to such Debtor as subrogee of the Secured Parties or resulting from such Debtor’s performance under this Agreement, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Debtor.

“Debtor Relief Laws” means the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deposit Account Control Agreement” has the meaning assigned to that term in Section 4.12.

“Excluded Property” means, with respect to a Debtor, (a) any Excluded Account, (b) any equipment or goods that are subject to a “purchase money security interest” or a Lien securing a Capital Lease, in each case permitted by the Credit Agreement, but only to the extent that such item of Collateral (or any agreement governing such item of Collateral) contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Debtor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC), (c) “intent-to-use” Trademarks to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications, (d) any item of General Intangibles that is now or hereafter held by such Debtor but only to the extent that such item of General Intangibles (or any agreement evidencing such item of General Intangibles) contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Debtor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC), and (e) any property to the extent the grant or maintenance of a Lien on such property (i) is prohibited by any Governmental Requirement, (ii) could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary of the Borrower, (iii) requires a consent refused by any Governmental Authority pursuant to applicable law; provided, however, that (x) Excluded Property shall not include any Proceeds of any Excluded Property if such Proceeds do not otherwise constitute Excluded Property, and (y) any such Collateral that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Debtor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Property.

“Federal Registration Collateral” means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

“Hydrocarbons” means oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals extracted or otherwise derived from Oil and Gas Properties.

“Indemnified Parties” has the meaning given to that term in Section 13.

“Intellectual Property” means, collectively, all Copyrights, Patents and Trademarks.

“Patent Security Agreement” means, if any, each Patent Security Agreement executed and delivered by any Debtor to Administrative Agent, as the same may be amended and in effect from time to time.

“Patents” means any patents and patent applications and all renewals, extensions and continuations of any of the foregoing.

“Permitted Liens” means liens permitted under Section 9.03 of the Credit Agreement.

“Secured Obligations” means the Obligations (as defined in the Credit Agreement), the Guaranteed Obligations (as defined in the Guaranty Agreement) and all other obligations and indebtedness of any Debtor now or hereafter arising under the Loan Documents.

“Securities Account Control Agreement” has the meaning given to that term in Section 4.11.

“Security Interests” means the security interests granted or provided for pursuant to Section 2 hereof and pursuant to any Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, as well as all other security interests created, assigned or provided as additional security for the Secured Obligations pursuant to the provisions of this Agreement or any of the other Loan Documents.

“Security Termination” means such time at which each of the following events shall have occurred on or prior to such time: (a) all Commitments have terminated or expired; (b) the Credit Agreement has terminated; (c) all Secured Obligations (other than obligations under any Secured Swap Agreement and other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) have been indefeasibly paid in full in cash; (d) all Secured Swap Agreements have been terminated and paid in full, novated or the applicable Debtor has provided substitute collateral to the Secured Swap Party thereunder to the extent provided under the applicable Secured Swap Agreement (or as to which other arrangements satisfactory to the applicable Secured Swap Party shall have been made); and (e) all Letters of Credit have expired or terminated or the LC Exposure has been cash collateralized (or as to which other arrangements satisfactory to the applicable Debtor and the Issuing Bank shall have been made), as provided for in the Credit Agreement.

“Trademark Security Agreement” means, if any, each Trademark Security Agreement executed and delivered by any Debtor to Administrative Agent, as the same may be amended and in effect from time to time.

“Trademarks” means any trademarks, trademark registrations, and trademark applications, all renewals, extensions and continuations of any of the foregoing and all goodwill attributable to any of the foregoing.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of Administrative Agent’s and the other Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or the effect thereof and for purposes of definitions related to such provisions.

1.2 Other Definition Provisions. References to “Sections” or “Schedules” shall be to Sections or Schedules of this Agreement unless otherwise specifically provided. For purposes hereof, “including” is not limiting and “or” is not exclusive. Except as provided by the immediately following sentence, capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for in the Credit Agreement. All capitalized terms defined in the UCC and not otherwise defined herein shall have the respective meanings provided for by the UCC. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2. Grant of Security Interests.

2.1 To secure the payment and performance of the Secured Obligations, each Debtor hereby grants to Administrative Agent, for its benefit and the benefit of the other Secured Parties, a lien on and security interest in any and all right, title and interest in and to any and all property and interests in property of such Debtor, whether now owned or existing or hereafter created, acquired or arising, including all of the following properties and interests in properties, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the “Collateral”):

(a) Accounts;

(b) Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(c) Commercial Tort Claims, including without limitation those Commercial Tort Claims in which such Debtor has any interest specified on Schedule 3.8;

(d) Deposit Accounts, all cash, and other property deposited therein or otherwise credited thereto from time to time and other monies and property in the possession or under the control of Administrative Agent or any Secured Party or any affiliate, representative, agent or correspondent of Administrative Agent or any Secured Party;

(e) Documents;

(f) General Intangibles (including without limitation any and all Intellectual Property and any and all rights in and under any Swap Agreement) and all rights under insurance contracts and rights to insurance proceeds;

(g) Goods, including without limitation any and all Inventory, Equipment and Fixtures;

(h) Instruments;

(i) Investment Property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

(j) Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(k) As-Extracted Collateral, including without limitation the Hydrocarbons or accounts resulting from the sale thereof at the wellhead or minehead;

(l) Supporting Obligations;

(m) any and all other personal property and interests in property whether or not subject to the UCC;

(n) any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties, interests in properties or any oil, gas or mineral properties and interests, or that are otherwise necessary or helpful in the collection thereof or realization thereon;

(o) all Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(p) all Proceeds and products of the foregoing, all insurance pertaining to the foregoing and proceeds thereof and all collateral security and guarantees given with respect to any of the foregoing.

For the avoidance of doubt, the lien and security interest granted pursuant to this Section 2.1 shall not apply to (i) Excluded Property or (ii) any property or asset to the extent the burden of perfection would exceed the benefit to the Secured Parties in the reasonable written determination of Administrative Agent (including, without limitation, (y) the annotation of vehicle and other titles to reflect the Liens granted by the Loan Documents; and (z) obtaining the consent of any Governmental Authority that is a tribal nation to the grant or maintenance of a Lien on such property).

2.2 The security interest created hereby in the Collateral secures the payment and performance of all Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures, as to each Debtor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Debtor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving a Debtor.

2.3 This Agreement is executed and granted for the pro rata benefit and security of Administrative Agent and the other Secured Parties as security for the Secured Obligations until Security Termination has occurred; it being understood and agreed that possession of any Note (or any replacements of any said Note) at any time by the Borrower or any other Debtor shall not in any manner extinguish the Secured Obligations, such Notes or this Agreement securing payment thereof, and the Borrower shall have the right to issue and reissue any of the Notes from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the Secured Obligations, the obligations under any of the Notes, or the security of this Agreement.

2.4 Without limiting any other provision of this Agreement, as additional security hereunder, Debtors have absolutely and unconditionally granted, assigned, transferred and conveyed, and do hereby absolutely and unconditionally grant, assign, transfer and convey unto the Administrative Agent, for its benefit and the benefit of Lenders all of the As-extracted Collateral relating to the Hydrocarbons and all products obtained or processed therefrom, and the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as “take or pay” payments or settlements. If an Event of Default shall occur, then at the election of the Administrative Agent the Hydrocarbons and products are to be delivered into pipe lines connected with any Oil and Gas Property, or to the purchaser thereof, to the credit of the Administrative Agent, for its benefit and the benefit of Lenders; and all such revenues and proceeds shall be paid directly to the Administrative Agent, at its banking headquarters in Houston, Texas, with no duty or obligation of any party paying the same to inquire into the rights of the Administrative Agent to receive the same, what application is made thereof, or as to any other matter. Debtors agree to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by the Administrative Agent or any party in order to have said proceeds and revenues so paid to the Administrative Agent. The Administrative Agent is fully authorized to receive and give receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Debtors or the Administrative Agent for the account of Debtors received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a bank account as additional Collateral securing the Secured Obligations; and to execute transfer and division orders in the names of Debtors, or otherwise, with warranties binding Debtors. The Administrative Agent shall not be liable for any delay, neglect or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Administrative Agent shall have the right, at its election, in the names of Debtors or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Administrative Agent in order to collect such funds and to protect the interests of the Administrative Agent and/or Debtors, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by Debtors. Debtors hereby appoint the Administrative Agent as Debtors’ attorney-in-fact to pursue any and all rights of Debtors to liens on and security interests in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. In addition to the rights granted to the Administrative Agent in Section 2.1, Debtors hereby further transfer and assign to the Administrative Agent any and all such liens, security interests, financing statements or similar interests of Debtors attributable to Debtors’ interest in the Hydrocarbons and proceeds of runs therefrom arising under or created by statutory provision, judicial decision or otherwise. The power of attorney granted to Beneficiary in this Section 2.4, being coupled with an interest, shall be irrevocable so long as the Secured Obligations or any part thereof remains unpaid. Until such time as an Event of Default has occurred and is continuing, but subject to the provisions of the Credit Agreement, the Administrative Agent hereby grants to Grantors a license to sell, receive and give receipt for proceeds from the sale of Hydrocarbons, which license shall automatically terminate upon such Event of Default and for so long as the same continues. For the avoidance of doubt, if the foregoing license is terminated as a result of an occurrence of an Event of Default, such license shall be automatically reinstated if such Event of Default is waived pursuant to the terms of the Credit Agreement. Nothing herein contained shall modify or otherwise alter the obligation of the Borrower to make prompt payment of all principal and interest owing on the Obligations when and as the same become due regardless of whether the proceeds of the Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations.

SECTION 3. Representations and Warranties.

Each Debtor represents and warrants to Administrative Agent and to each other Secured Party as follows:

3.1 Binding Obligation; Perfection. This Agreement constitutes a valid and binding obligation of such Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. Administrative Agent has a valid and perfected first priority security interest (subject to Permitted Liens) in the Collateral to the extent a lien in such Collateral can be perfected by the filing of a UCC-1 financing statement in the Secretary of State office of such Debtor’s state of incorporation or formation, securing the payment of the Secured Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

3.2 Collateral Locations. For each Debtor, Schedule 3.2 sets forth as of the closing date all addresses at which any personal property Collateral (as described in Section 2.1(m) above) with value in excess of $2,000,000 is located, indicating for each whether such location is owned or leased by the applicable Debtor, or owned or operated by a third-party such as a warehouseman, consignee or processor, other than Collateral in transit or out for repair, in each case in the ordinary course of business or other immaterial Collateral in the temporary possession of employees and other third parties in the ordinary course of business; provided, however, that this Section 3.2 shall not apply to locations at which any Debtor primarily holds interests in Oil and Gas Properties to the extent set forth in the Initial Reserve Report or other Security Instruments. Schedule 3.2 indicates which of the foregoing addresses serves as each Debtor’s chief executive office.

3.3 Existing Liens. Except for Permitted Liens, each Debtor owns its respective Collateral, and will own all after-acquired Collateral, free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those pertaining to Permitted Liens or those filed in favor of Administrative Agent relating to this Agreement or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to Administrative Agent on the Closing Date.

3.4 Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by any Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by any Debtor; or (ii) the exercise by Administrative Agent of its rights and remedies hereunder (except as may have been accomplished by or at the direction of a Debtor or Administrative Agent). Except for (a) the

filing of UCC financing statements with the Secretary of State of each Debtor’s jurisdiction of organization, (b) the filing of any necessary registrations, recordations or notices, as applicable, in respect of any Federal Registration Collateral, (c) delivery of sufficient identification to Administrative Agent of Commercial Tort Claims, (d) consent of the issuer with respect to Letter-of-Credit Rights, (e) execution and delivery of (1) Deposit Account Control Agreements in respect of Deposit Accounts and (2) Securities Account Control Agreement in respect of Securities Accounts, and (f) the establishment of control (as defined in any applicable Section of the UCC) with respect to any other Collateral in which a security interest may be perfected by such control no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for the perfection of the Security Interests granted hereby and pursuant to any other Loan Documents.

3.5 Accounts. All material amounts represented by each Debtor to Administrative Agent as owing by Account Debtors, are the correct amounts actually and unconditionally owing, except (i) for normal cash discounts and allowances where applicable and (ii) for such amounts the failure of which to be correct could not result in or have a Material Adverse Effect. No Account Debtor has any defense, set-off, claim or counterclaim against any Debtor that can be asserted against Administrative Agent, whether in any proceeding to enforce Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. In the event that a Debtor receives a promissory note or other Instrument with a value in excess of $2,000,000 payable in respect of the Accounts, the Borrower shall (i) notify Administrative Agent within thirty (30) days of such receipt (or such later date as Administrative Agent may agree to in its sole discretion) and (ii) if requested by the Administrative Agent, take all such action(s) as may be necessary to pledge such promissory note or other Instrument as Collateral hereunder and to perfect the Security Interests granted hereby with respect to such Collateral.

3.6 Inventory. No Inventory of any Debtor is subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts any Debtor’s or Administrative Agent’s ability to manufacture and/or sell the Inventory. The production of the Inventory does not conflict with oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements, except as could not reasonably be expected to cause a Material Adverse Effect. None of any Debtor’s Inventory has been produced in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law, which violations could reasonably be expected to have a Material Adverse Effect.

3.7 Intellectual Property. As of the date of the last certificate delivered to the Administrative Agent pursuant to Section 4.3(b), the Copyrights, Patents and Trademarks listed on the respective schedules to each of the Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements executed by a Debtor in connection herewith constitute all of the Collateral consisting of Federal Registration Collateral that is Intellectual

Property owned by each Debtor. All material Intellectual Property owned by any Debtor is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made. The execution, delivery and performance of this Agreement by the Debtors will not violate or cause a default under any Intellectual Property or any agreement in connection therewith.

3.8 Certain Collateral Disclosures. Except in each case as set forth on Schedule 3.8, as of the Closing Date, no Debtor has any ownership interest in any Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents, or Equipment covered by any certificate of title, in each case, with a face value, fair market value or claimed amount, as applicable, in excess of $2,000,000 individually or, with respect to each type of Collateral, $4,000,000 in the aggregate.

3.9 Control Arrangements. Except for (a) Control arising by operation of law in favor of banks and securities intermediaries having custody over the Deposit Accounts and Securities Accounts set forth on Schedule 3.9 (or otherwise as permitted pursuant to this Agreement) and (b) in respect of Liens of Administrative Agent and Permitted Liens, no Person has Control of any Deposit Accounts, Securities Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights in which any Debtor has any interest.

3.10 [Reserved].

3.11 Survival of Representations and Warranties. All representations and warranties of the Debtors contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 4. Covenants and Further Assurances.

4.1 Name or Entity Changes. No Debtor shall change its name, type of organization or jurisdiction of organization except as may be permitted under the Credit Agreement.

4.2 Maintenance of Perfected Security Interest. Each Debtor shall take all actions reasonably requested by Administrative Agent to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.1 and shall defend such security interest against the claims and demands of all Persons whomsoever subject to the rights of such Debtor under the Loan Documents to dispose of the Collateral.

4.3 Intellectual Property.

(a) Each Debtor shall concurrently herewith deliver to Administrative Agent each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as Administrative Agent may reasonably request for Administrative Agent to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable.

(b) If any Debtor acquires title to any new or additional Federal Registration Collateral consisting of Intellectual Property or rights thereto, the Borrower shall cause such acquisition to be properly reflected on the immediately subsequent certificate delivered to the Administrative Agent pursuant to Section 8.01(d) of the Credit Agreement.

(c) Each Debtor shall: (i) use commercially reasonable efforts to prosecute, as deemed appropriate in such Debtor’s reasonable business judgment, any material Intellectual Property application owned by such Debtor at any time pending; (ii) make application for registration or issuance of all new or additional Intellectual Property as reasonably deemed appropriate by such Debtor; (iii) preserve and maintain all rights in the material Intellectual Property owned by such Debtor to the extent and in a manner determined by such Debtor in the exercise of such Debtor’s reasonable business judgment; and (iv) use commercially reasonable efforts to obtain any consents, waivers or agreements that Administrative Agent may reasonably request to enable the Administrative Agent to exercise its remedies with respect to any and all Intellectual Property.

(d) No Debtor shall abandon any right to file a material Intellectual Property application nor shall any Debtor abandon any material pending Intellectual Property application, or material registered Intellectual Property, except as a Debtor may determine in its reasonable business judgment is no longer useful in the operation of its business.

(e) Each Debtor hereby grants to Administrative Agent a non-exclusive license to use all Intellectual Property owned or used by such Debtor to the extent necessary to enable Administrative Agent, effective upon the occurrence and during the continuance of any Event of Default, to realize on the Collateral and any permitted successor or assign to enjoy the benefits of the Collateral. Administrative Agent acknowledges and agrees that the quality of the products with which the licensed Trademarks will be used shall be subject to the Debtor’s approval, solely to the extent the retention by the Debtor of such quality approval right is necessary to preserve the validity and enforceability of such Trademarks. This license shall inure to the benefit of Administrative Agent and its permitted successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such license is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to any Debtor or any other Person by Administrative Agent or any Secured Party or any other Person.

4.4 Bailees. No Collateral with a fair market value in excess of $5,000,000 shall at any time be in the possession or control of any warehouseman, consignee, bailee or any of any Debtor’s agents or processors without prior written notice to Administrative Agent and the receipt by Administrative Agent, if Administrative Agent has so requested, of warehouse receipts or bailee lien waivers (as applicable) satisfactory to Administrative Agent prior to the commencement of such possession or control or such later date as agreed to by the Administrative Agent. For the avoidance of doubt this Section 4.4 does not apply to Collateral in the possession of freight handlers or other transportation providers.

4.5 Chattel Paper and Instruments. Each Debtor shall deliver, within thirty (30) days (or such later date as Administrative Agent may agree to in its sole discretion) to Administrative Agent all Tangible Chattel Paper and all Instruments with an original face amount in excess of (i) $2,000,000 individually or (ii) with respect to each type of Collateral, $4,000,000 in the aggregate, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Administrative Agent. Upon request by Administrative Agent, each Debtor shall provide Administrative Agent with Control of all Electronic Chattel Paper with a face value in excess of $4,000,000 individually or in the aggregate by having Administrative Agent identified as the assignee of the Records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC. Upon the request by Administrative Agent, each Debtor will mark conspicuously all Chattel Paper and all Instruments held by such Debtor with a legend, in form and substance satisfactory to Administrative Agent, indicating that such Chattel Paper and such Instruments are subject to the Security Interests granted hereby.

4.6 Letters of Credit. Each Debtor shall deliver, within thirty (30) days (or such later date as Administrative Agent may agree to in its sole discretion) to Administrative Agent all Letters of Credit with an original face amount in excess of (i) $2,000,000 individually or (ii) $4,000,000 in the aggregate, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Administrative Agent. Each Debtor shall take any and all actions Administrative Agent may reasonably request, from time to time, to cause Administrative Agent to obtain exclusive Control of any such Letter-of-Credit Rights owned by such Debtor in a manner reasonably acceptable to Administrative Agent.

4.7 Equipment. Upon request of Administrative Agent, upon the occurrence and during the continuance of an Event of Default, each Debtor shall promptly deliver to Administrative Agent any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Administrative Agent to be named as lienholder on any such certificate of title or other evidence of ownership.

4.8 Investment Property. Each Debtor shall take any and all actions as Administrative Agent may reasonably request from time to time, to (i) cause Administrative Agent to obtain exclusive Control of any Investment Property that constitutes Collateral owned by such Debtor in a manner reasonably acceptable to Administrative Agent and (ii) (other than Lake Canyon Transportation and Gathering, LLC, except to the extent Lake Canyon Transportation and Gathering LLC is a Subsidiary) obtain from any issuers of Investment Property that constitutes Collateral and such other Persons, for the benefit of Administrative Agent, written confirmation of Administrative Agent’s Control over such Investment Property upon terms and conditions reasonably acceptable to Administrative Agent.

4.9 General Intangibles. Each Debtor shall, upon the occurrence and during the continuation of an Event of Default, at the request of the Administrative Agent, use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Administrative Agent to exercise remedies hereunder and under the other Loan Documents with respect to any of such Debtor’s rights under any General Intangibles.

4.10 Commercial Tort Claims. Each Debtor shall promptly, but in any event, within thirty (30) days (or such later date as Administrative Agent may agree to in its sole discretion) advise Administrative Agent upon such Debtor becoming aware that it has any interest in Commercial Tort Claims with a claimed amount in excess of (i) $2,000,000 individually or (ii) $4,000,000 in the aggregate. With respect to any Commercial Tort Claim in which any Debtor has any interest, such Debtor shall execute and deliver such documents as Administrative Agent may reasonably request, to create, perfect and protect Administrative Agent’s security interest in such Commercial Tort Claim.

4.11 Securities Accounts. Upon request by Administrative Agent, each Debtor agrees to enter into a control agreement (“Securities Account Control Agreement”), in a form reasonably agreed to by Administrative Agent, with each institution with which such Debtor maintains from time to time any Securities Account. Except as expressly permitted by Section 7.22 of the Credit Agreement, no Debtor shall establish any Securities Account with any institution unless prior thereto Administrative Agent and such Debtor shall have entered into a Securities Account Control Agreement with such institution, or unless Administrative Agent shall have waived such requirement. Each Securities Account Control Agreement shall provide, among other things, that the institution maintaining the Securities Account will waive certain rights of setoff and will, from and after receipt by such institution of written notice from Administrative Agent that an Event of Default has occurred and is continuing, transfer all assets held by such institution on behalf of the applicable Debtor, as Administrative Agent may direct.

4.12 Bank Accounts; Collection of Accounts and Payments. Upon request by Administrative Agent, each Debtor agrees to enter into a deposit account control agreement (“Deposit Account Control Agreement”), in a form reasonably agreed to by Administrative Agent, with each financial institution with which such Debtor maintains from time to time any Deposit Account (excluding Excluded Accounts). Except as expressly permitted by Section 7.22 of the Credit Agreement, no Debtor shall establish any Deposit Account (other than any Excluded Account) with any financial institution unless prior thereto Administrative Agent and such Debtor shall have entered into a Deposit Account Control Agreement with such financial institution, or unless Administrative Agent shall have waived such requirement. Each Deposit Account Control Agreement shall provide, among other things, that the financial institution maintaining the Deposit Account will waive certain rights of setoff and will, from and after receipt by such financial institution of written notice from Administrative Agent that an Event of Default has occurred and is continuing, transfer all amounts held by such financial institution on behalf of the applicable Debtor, as Administrative Agent may direct.

4.13 Collateral Generally.

(a) Each Debtor hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of such Debtor (to the extent such signature is required under the laws of any applicable jurisdiction), which financing statements may describe the Collateral as “all assets” or “all personal property” or words of like import.

(b) Each Debtor will furnish to Administrative Agent, from time to time upon reasonable request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as Administrative Agent may reasonably request, all in reasonable detail.

(c) Each Debtor shall give Administrative Agent prompt written notice of any change in such Debtor’s chief executive office and principal place of business or of any new location of business.

(d) Each Debtor shall keep books and records relating to the Collateral that are materially full and accurate and upon occurrence and during the continuance of an Event of Default shall stamp or otherwise mark such books and records in such manner as Administrative Agent may reasonably request indicating that the Collateral is subject to the Security Interests granted hereby.

(e) Beyond the safe custody thereof, each Debtor agrees that Administrative Agent shall have no duties concerning the custody and preservation of any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Administrative Agent in good faith.

(f) Each Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of the Debtors to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to the Debtors.

(g) At any time, in order to comply with any legal requirement in any jurisdiction, or to effect or continue the creation, attachment or perfection of the Liens and security interest granted herein, Administrative Agent may appoint any bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with Administrative Agent, or to act as a separate agent or agents on behalf of Administrative Agent and/or the other Secured Parties, with such of Administrative Agent’s power and authority hereunder as may be necessary for the effective operation of the provisions hereof and may be specified in the instrument of appointment.

4.14 Federal Compliance. Each Debtor shall promptly notify Administrative Agent in writing of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law, and which has a value exceeding $4,000,000 in the aggregate; provided, however, that this Section 4.14 shall not apply to any claims against the Bureau of Land Management or the Bureau of Indian Affairs. Upon the request of Administrative Agent, each Debtor shall take such steps as may be necessary, or that Administrative Agent may reasonably request to comply with any applicable federal assignment of claims laws and other comparable laws.

4.15 Debtors Remain Liable. Anything herein to the contrary notwithstanding: (i) this Agreement shall have no effect on any Debtor’s liability or obligations under the contracts and agreements included in the Collateral; (ii) the exercise by Administrative Agent of any of the rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; (iii) neither Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Administrative Agent nor any Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (iv) neither Administrative Agent nor any Secured Party shall have any liability in contract or tort for any Debtor’s acts or omissions.

4.16 Other Documents and Actions. Each Debtor shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that Administrative Agent may reasonably request in order to create, perfect and protect any Security Interests granted hereby, or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder or under any other Loan Document with respect to any Collateral.

SECTION 5. Remedial Provisions.

5.1 Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right without notice or demand or legal process to: (i) notify the Account Debtor under any Accounts (or any other Person obligated thereon) of the Lien granted upon such Accounts in favor of Administrative Agent and to direct such Account Debtors and other Persons to make payment of all amounts due or to become due or otherwise render performance directly to Administrative Agent; (ii) so long as any of the Secured Obligations have been accelerated, exercise the rights of each Debtor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to the applicable Debtor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (iii) so long as any of the Secured Obligations have been accelerated, adjust, settle or compromise the amount or payment of such Accounts.

5.2 Upon the occurrence and during the continuance of an Event of Default, Administrative Agent or its attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by an agent, (i) to enter upon, occupy and use any premises owned or leased by any Debtor or where the Collateral is located (or is believed to be located) until the Secured Obligations are paid in full without any obligation to pay rent to any Debtor, to render the Collateral useable or saleable and to remove the Collateral or any part thereof to the premises of Administrative Agent for such time as Administrative Agent may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of any Debtor; (ii) to take possession of any Debtor’s original books and records, to obtain access to any Debtor’s data processing equipment, computer hardware and Software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate; and (iii) to notify postal authorities to change the address for delivery of any Debtor’s mail to an address designated by Administrative Agent and to receive, open and dispose of all mail addressed to any Debtor. If any Debtor’s books and records are prepared or maintained by an accounting service, contractor or other third party agent, each Debtor hereby irrevocably authorizes such service, contractor or other agent, upon notice by Administrative Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Administrative Agent or its designees such books and records, and to follow Administrative Agent’s instructions with respect to further services to be rendered.

5.3 If any Event of Default shall have occurred and be continuing, Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of Administrative Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require any Debtor to, and each Debtor hereby agrees that it will, at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at any place or places designated by Administrative Agent which is reasonably convenient to Administrative Agent in which event each Debtor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Administrative Agent, (B) store and keep any Collateral so delivered to Administrative Agent at such place or places pending further action by Administrative Agent, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in any Deposit Account and apply such monies in payment of the Secured Obligations; and (iii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of Administrative Agent’s offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Administrative Agent may deem commercially reasonable. Administrative Agent shall have no obligation to marshal any Collateral in favor of any Debtor or any other Obligor.

5.4 Each Debtor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Administrative Agent and the applicable Debtors, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the applicable Debtors are entitled to an accounting of the Secured Obligations and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made; provided, that no notification need be given to any Debtor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition. At any sale of the Collateral, if permitted by law, Administrative Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Administrative Agent (on behalf of the Secured Parties). Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Debtor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

5.5 If an Event of Default has occurred and is continuing, each Debtor hereby irrevocably authorizes and empowers Administrative Agent, without limiting any other authorizations or empowerments contained in any of the other Loan Documents, to assert, either directly or on behalf of such Debtor, any claims such Debtor may have, from time to time, against any other party to any of the agreements to which such Debtor is a party or to otherwise exercise any right or remedy of such Debtor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of such Debtor’s rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by such Debtor thereunder).

5.6 If an Event of Default has occurred and is continuing, proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral and any cash held in any Deposit Account shall be applied in accordance with the applicable provisions of the Credit Agreement.

5.7 Each Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4, 5 and 6 hereof will cause irreparable injury to Administrative Agent and that Administrative Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Administrative Agent to seek and obtain specific performance of other obligations of each Debtor contained in this Agreement, that the covenants of each Debtor contained in the Sections referred to in this Section shall be specifically enforceable against each Debtor.

5.8 No failure or delay on the part of Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 6. Attorney-in-Fact.

Each Debtor hereby irrevocably appoints Administrative Agent, its nominee, and any other Person whom Administrative Agent may designate, as such Debtor’s attorney-in-fact, with full power during the existence of any Event of Default to sign such Debtor’s name on verifications of Accounts and other Collateral; to send requests for verification of Collateral to such Debtor’s customers, Account Debtors and other obligors; to endorse such Debtor’s name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into Administrative Agent’s possession or on any assignments, stock powers, or other instruments of transfer relating to the Collateral or any part thereof; to sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and Account Debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by Administrative Agent; to receive, open and dispose of all mail addressed to such Debtor; and to do all things necessary to carry out the terms and provisions of this Agreement. Each Debtor hereby approves all acts of any such attorney taken in accordance with the terms and provisions of this Agreement after the occurrence and during the continuance of an Event of Default and agrees that neither Administrative Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than, and to the extent of, such Person’s gross negligence or willful misconduct. The foregoing powers of attorney, being coupled with an interest, are irrevocable until Security Termination has occurred and the Security Interests granted hereby shall have terminated in accordance with the terms hereof.

SECTION 7. Subordination of Indebtedness.

7.1 Subordination of All Debtor Claims. Each Debtor hereby subordinates the payment of all Debtor Claims owing to such Debtor to the payment in full in cash of all the Secured Obligations (other than contingent indemnification and cost reimbursement obligations for which no claim has been asserted). If Administrative Agent or the other Secured Parties so request after the occurrence and during the continuance of an Event of Default, any such Debtor Claims owing to such Debtor shall be enforced and performance received by such Debtor as trustee for the Secured Parties and the proceeds thereof shall be paid over to Administrative Agent on account of the Secured Obligations. After and during the continuation of an Event of Default, if Administrative Agent shall so request, no Debtor shall receive or collect, directly or indirectly, from any other Debtor in respect thereof any amount upon the Debtor Claims.

7.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Debtor, Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends, distributions and payments which would otherwise be payable upon Debtor Claims. In the event of any such proceeding, each Debtor hereby assigns such, dividends, distributions and payments to Administrative Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 10.02(c) of the Credit Agreement. Should Administrative Agent or any other Secured Party receive, for application upon the Secured Obligations, any such dividend, distribution or payment which is otherwise payable to any Debtor, and which, as between such Debtor and any other Debtor, shall constitute a credit upon the Debtor Claims, then upon Security Termination, the intended recipient shall become subrogated to the rights of Administrative Agent and the other Secured Parties to the extent that such payments to Administrative Agent and the other Secured Parties on the Debtor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if Administrative Agent and the other Secured Parties had not received dividends, distributions or payments upon the Debtor Claims.

7.3 Payments Held in Trust. In the event that, notwithstanding Section 7.1 and Section 7.2, any Debtor should receive any funds, payments or claims which are prohibited by such Sections, then it agrees: (a) to hold in trust for Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments or claims so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments or claims except to pay them promptly to Administrative Agent, for the benefit of the Secured Parties; and each Debtor covenants promptly to pay the same to Administrative Agent.

7.4 Liens Subordinate. Each Debtor agrees that until Security Termination, any Liens securing payment of the Debtor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Debtor, Administrative Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, no Debtor, during the period in which any of the Secured Obligations is outstanding or the Commitments are in effect, shall (x) exercise or enforce any creditor’s right it may have against any debtor in respect of the Debtor Claims, or (y) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien securing payment of the Debtor Claims held by it.

7.5 Notation of Records. All promissory notes and all accounts receivable ledgers or other evidence of the Debtor Claims accepted by or held by any Debtor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

SECTION 8. Expenses.

Without limiting any Debtor’s obligations under the Credit Agreement or the other Loan Documents, but without duplication of any related provisions thereof, each Debtor hereby agrees to promptly pay all reasonable out-of-pocket fees, costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred in connection with (i) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral and (ii) creating, perfecting, and maintaining Administrative Agent’s Liens, and each Debtor agrees to promptly pay any and all fees, costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred in connection with collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral and enforcing Administrative Agent’s Liens.

If any Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of such Debtor under this Agreement, Administrative Agent may, at its option, but shall not be required to, pay or perform the same and charge such Debtor’s account for all fees, costs and expenses incurred therefor, and such Debtor agrees to reimburse Administrative Agent therefor on demand. All sums so paid or incurred by Administrative Agent for any of the foregoing, any and all other sums for which any Debtor may become liable hereunder and all fees, costs and expenses (including attorneys’ fees, legal expenses and court costs) incurred by Administrative Agent in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Credit Agreement and shall be secured by the Collateral.

SECTION 9. Notices.

All notices, approvals, requests, demands and other communications hereunder to be delivered to any Debtor shall be delivered to Borrower, and all notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provisions of the Credit Agreement.

SECTION 10. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Debtor may assign its rights or obligations hereunder without the written consent of Administrative Agent. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Liens granted to Administrative Agent, for the benefit of Administrative Agent and the other Secured Parties, hereunder.

SECTION 11. Changes in Writing.

No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Administrative Agent and each Debtor.

SECTION 12. Additional Debtors.

Upon the execution and delivery, or authentication, by any Person of a joinder in substantially the form of Exhibit A: (a) such Person shall become a Debtor hereunder, each reference in this Agreement and the other Loan Documents to “Debtor” or “Obligor”, as applicable, shall also mean and be a reference to such Person, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Person, and (b) each schedule attached to such joinder shall be incorporated into and become a part of and supplement the corresponding schedules hereto, and Administrative Agent may attach such supplemental schedules to such corresponding schedule hereto, and each reference to such schedules shall mean and be a reference to such schedules as supplemented pursuant to such joinder.

SECTION 13. Indemnification. Without in any way limiting the requirements of Section 12.03 of the Credit Agreement, each Debtor agrees to indemnify and hold harmless the Secured Parties, each of their respective successors and assigns, officers, directors, employees, agents and attorneys, and any Person in control of any thereof (the “Indemnified Parties”), from and against any loss, liability, claim, damage and expense, including, without limitation, reasonable counsel fees (collectively called the “Indemnified Liabilities”), which may be imposed on, incurred by or asserted against such Indemnified Party as a result of or in connection with this Agreement or the enforcement by the Administrative Agent or any other Secured Party of its rights and remedies hereunder, and any Indemnified Liabilities, under federal and state securities laws or otherwise, insofar as such Indemnified Liabilities;

13.1 arise out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any of the foregoing or in any other writing in connection with the offer, sale or resale of all or any portion of the Collateral, provided that any such registration statement, prospectus or offering memorandum, preliminary prospectus, preliminary offering memorandum, or other writing was prepared by Debtors, their representatives, agents, or attorneys or such untrue statement was provided by Debtors specifically for inclusion therein and unless such untrue statement of material fact was provided by the Administrative Agent specifically for inclusion therein; or

13.2 arise out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading.

Such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent, any Secured Party or any successor thereof, or any Person in control of any thereof. In no event shall any Debtor have any obligation to indemnify or hold harmless an Indemnified Party with respect to an Indemnified Liability that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct by any Indemnified Party. In connection with a public sale or other distribution, each Debtor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls any such underwriter (within the meaning of the 1933 Act). If and to the extent that the foregoing undertakings in this Section 13 may be unenforceable for any reason, each Debtor agrees to make maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of each Debtor under this Section 13 shall survive any termination of this Agreement.

SECTION 14. Joint and Several Liability.

Each Debtor hereby agrees that it is jointly and severally liable for all liabilities, obligations and/or indebtedness of each other Debtor, to the extent such liabilities, obligations and/or indebtedness arise under or in connection with this Agreement.

SECTION 15. GOVERNING LAW; SUBMISSION TO JURISDICTION.

THIS AGREEMENT, AND ALL MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH DEBTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF HOUSTON, STATE OF TEXAS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH DEBTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9 HEREOF AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

SECTION 16. WAIVER OF JURY TRIAL.

EACH DEBTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH DEBTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS WITH EACH DEBTOR. EACH DEBTOR WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

SECTION 17. Waiver of Right of Setoff.

All sums payable by the Debtors hereunder or under the Notes and the other Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Debtors hereunder and thereunder shall in no way be released, discharged or otherwise affected, except as expressly provided herein, by reason of (a) any damage to or destruction of or any condemnation or similar taking, or transfer in lieu thereof, of the Collateral or any part thereof; (b) any restriction or prevention of or interference with any use of the Collateral or any part thereof; (c) any title defect or encumbrance or any eviction from the location of the Collateral or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Debtor or any action taken with respect to this Agreement or the other Loan Documents by any trustee or receiver of any Debtor, or by any court in such proceeding; (e) any claim which any Debtor has or might have against Administrative Agent or any other Secured Party; or (f) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Debtors shall have notice or knowledge of any of the foregoing. No portion of the Secured Obligations shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which any Debtor may presently have or claim to have against Administrative Agent or any other Secured Party. Each Debtor hereby waives, to the fullest extent permitted by applicable law, any right of setoff it may have or to which it may be entitled under this Agreement, the other Loan Documents or any applicable law from time to time against Administrative Agent, any other Secured Party or their respective assets. Except as expressly provided herein, each Debtor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by such Debtor.

SECTION 18. Counterparts; Integration.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature by facsimile shall bind the parties hereto. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 19. Headings.

Headings and captions used in this Agreement (including the Exhibits and Schedules hereto) are included for convenience of reference and shall not be given any substantive effect.

SECTION 20. General Terms and Conditions.

In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of the general terms and conditions contained in the Credit Agreement, mutatis mutandi.

SECTION 21. Termination of Liens; Release of Collateral.

Administrative Agent agrees that upon Security Termination, the Liens provided for hereunder shall automatically terminate and all rights to the Collateral shall revert to the applicable Debtor. Administrative Agent further agrees that upon such termination, Administrative Agent shall, at the expense of the Debtors, execute and promptly deliver to the

Debtors such documents and instruments as the Debtors shall reasonably request to evidence such termination. Notwithstanding the foregoing, this Agreement and the Liens created hereby shall continue in full force and effect or be revived and reinstated, as the case may be, if any payment by or on behalf of the Borrower or any other Debtor is made, or any Secured Party exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, for any reason, including in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released the Liens created by this Agreement and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Debtor under the immediately preceding sentence shall survive termination of this Agreement.

[Signature pages follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

DEBTOR:

BERRY PETROLEUM COMPANY, LLC

By:	/s/ Steven B. Wilson

Name:	Steven B. Wilson
Title: Chief Financial Officer

BERRY PETROLEUM CORPORATION

By:	/s/ Steven B. Wilson

Name:	Steven B. Wilson
Title: Chief Financial Officer

[Signature Page to Security Agreement]

ADMINISTRATIVE AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Patrick J. Fults

Name:	Patrick J. Fults
Title:	Director

[Signature Page to Security Agreement]

Schedules to Security Agreement

Schedule 3.2

Collateral Locations, Chief Executive Offices

Schedule 3.8

Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents,

Titled Equipment

Schedule 3.9

Deposit and Securities Accounts

Exhibit A

[FORM OF] JOINDER TO SECURITY AGREEMENT

                             , 20

Wells Fargo Bank, National Association

as Administrative Agent for the Secured Parties referred to

in the Security Agreement referred to below

1000 Louisiana Street, 9th Floor

Houston, Texas 77002

Attention: Patrick Fults

Ladies and Gentlemen:

The undersigned refers to:

(i) that certain Credit Agreement, dated as of February 28, 2017 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation (“Parent Guarantor” and together with the Borrower, collectively the “Guarantors”, and each individually a “Guarantor”), the lenders from time to time party thereto (the “Lenders”) and you, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and

(ii) that certain Security Agreement dated as of February 28, 2017 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Security Agreement”), by the Debtors from time to time party thereto in your favor for the benefit of the Secured Parties.

Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement, as applicable.

SECTION 1. Grant of Security. The undersigned grants to you, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including the property of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2. Security for Secured Obligations. The grant of a security interest in the Collateral by the undersigned under this Agreement and the Security Agreement secures the payment of the Secured Obligations.

SECTION 3. Information Relating to the Undersigned. The undersigned is an entity of the type specified on Schedule 1 and is organized under the laws of the jurisdiction specified on Schedule 1 and its address for notices is specified on Schedule 1.

[Exhibit A to Security Agreement]

SECTION 4. Supplement to Security Agreement Schedules. The undersigned has attached hereto Schedule 3.2, Schedule 3.8 and Schedule 3.9 which are supplemental to the corresponding schedules to the Security Agreement, and the undersigned certifies, as of the date first-above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the corresponding schedules to the Security Agreement and are true and complete.

SECTION 5. Representations, Warranties, Agreements, Waivers. The undersigned as of the date hereof makes each representation, warranty, agreement (including indemnification agreements), waiver, and acknowledgement set forth in the Security Agreement (as supplemented by the attached supplemental schedules).

SECTION 6. Obligations Under the Security Agreement. As of the date first-above written, the undersigned hereby joins the Security Agreement as a party thereto and as a Debtor thereunder and hereby agrees to be bound as a Debtor by all of the terms and provisions of the Security Agreement. As of the date first-above written, each reference in the Security Agreement to a “Debtor” shall also mean and be a reference to the undersigned.

SECTION 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the jurisdiction whose laws the Security Agreement provides will govern such agreement.

Very truly yours,

[DEBTOR]

By:
Name:
Title:

ACCEPTED AND AGREED AS OF THE DATE FIRST-ABOVE STATED,

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:
Name:
Title:

[Exhibit A to Security Agreement]

Schedules to Joinder to Security Agreement

Schedule 1

Jurisdiction of Organization and Address for Notices

Name of Debtor	Type of Organization	Jurisdiction of Organization	Address for Notices

Schedule 3.2

Collateral Locations, Chief Executive Offices

Schedule 3.8

Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents,

Titled Equipment

Schedule 3.9

Deposit and Securities Accounts